                                POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Earl Hunt, Kenny Seifert,
Ryan Del Giudice and Kristin Hester with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Trustee and/or officer of Apollo
Diversified Credit Fund, any statement of beneficial ownership on Form 3, 4 or
5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS HEREOF I have executed this instrument as of the 4th day of May,
2022.

/s/ Earl Hunt                   Trustee, President and Chairperson
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Earl Hunt

/s/ Kenny Seifert               Chief Financial Officer and Treasurer
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Kenny Seifert

/s/ Kristin Hester              Chief Legal Officer and Secretary
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Kristin Hester

/s/ Ryan Del Giudice            Chief Compliance Officer
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Ryan Del Giudice

/s/ Meredith Coffey             Trustee
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Meredith Coffey

/s/ Christine Gallagher         Trustee
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Christine Gallagher

/s/ Michael Porter              Trustee
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Michael Porter

/s/ Carl J. Rickertsen          Trustee
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Carl J. Rickertsen